EXHIBIT 23
                                   ----------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 2, 1999 relating to the financial statements which appear on page 23 of the 1999 Annual Report to Shareholders of Ralston Purina Company, which is incorporated by reference in Ralston Purina Company's Annual Report on Form 10-K for the year ended September 30, 1999, and of our report dated June 7, 2000 included in the Ralston Purina Company Savings Investment Plan's Form 11-K for the year ended December 31, 1999.
We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.


/s/  PricewaterhouseCoopers  LLP
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PRICEWATERHOUSECOOPERS  LLP
St.  Louis,  Missouri
July 26,  2000